Item 5.   Other Events.
          -------------


At the close of trading on January 2, 1998, the listing of the Common Stock of Certron Corporation (the "Company") in the NASDAQ SmallCap Market was discontinued due to the failure to maintain a minimum closing bid price of $1.00 per share or the alternative minimum market value public float required for continued listing. Commencing January 5, 1998, the Common Stock has traded in the NASDAQ Bulletin Board.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CERTRON CORPORATION



Date:     January 6, 1998          By:  /s/ Marshall I. Kass
                                        -------------------------
                                        Chairman of the Board and
                                        Chief Executive Officer